NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

This Non-Solicitation and Confidentiality Agreement ("Agreement"), effective as of February 4, 2021, is made by and between Amergent Hospitality Group Inc., a Delaware corporation ("Company"), and Stephen Hoelscher ("Employee"). In consideration of Employee's employment with the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee agrees as follows:

1. **Background.** The Company is engaged in the business of owning, operating and franchising fast casual dining concepts domestically and internationally ("Business"). The Company owns controls and has exclusive access to Confidential and Proprietary Information (as defined in Section 2 below) concerning its operations, methods and accumulated experience incidental to the operations and development of its Business. Employee acknowledges that by executing this Agreement and by reason of Employee's employment by the Company, Employee will receive specialized training with respect to the Business and come into possession of, have knowledge of and contribute to Confidential and Proprietary Information and may establish substantial goodwill on behalf of the Company. Employee further acknowledges and agrees that the Company's Confidential and Proprietary Information is valuable, is not known to others in the relevant industry and gives the Company a substantial competitive advantage. Employee represents and acknowledges that the consideration received and to be received, is sufficient to compensate Employee for the restrictions imposed under this Agreement.

2. **Definition of "Confidential and Proprietary Information."** The term "Confidential and Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, Confidential and Proprietary Information includes tangible and intangible information relating to formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, data, drawings, worksheets, blueprints, concepts, samples, inventions, improvements, discoveries, research, marketing plans, business plans, budgets and unpublished financial statements, licenses, prices, and suppliers and customers and personnel. All Confidential and Proprietary Information owned, developed, or acquired by the Company shall remain the sole and exclusive property of the Company. Confidential and Proprietary Information also includes any information described above that the Company obtains from its clients or any other third party and that the Company treats as confidential, whether or not owned or developed by the Company.

3. **Non-Disclosure of Confidential and Proprietary Information.**

    (a) **Non-Disclosure.** At all times during and after Employee's employment, Employee will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Confidential and Proprietary Information (defined in Section 2 above), except as such disclosure, use, or publication may be required in connection with Employee's work for the Company, unless recipient is party to a non-disclosure agreement with the Company or unless the Chief Executive Officer of the Company expressly authorizes such in writing (electronic mail authorization deemed sufficient).

Employee will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to Employee's work at the Company and/or incorporates any Confidential and Proprietary Information. Employee hereby assigns to the Company any rights Employee may have or acquire in such Confidential and Proprietary Information and recognizes that all Confidential and Proprietary Information is and shall be the sole property of the Company and its assigns.

(b) No Improper Use of Information of Prior Employers and Others. During Employee's employment by the Company, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person. Employee will use in the performance of Employee's duties only information that is generally known and used by persons with training and experience comparable to Employee, that is common knowledge in the industry or otherwise legally in the public domain, or that is otherwise provided or developed by the Company.

(c) Return of Company Documents. Upon termination of Employee's employment with the Company, or upon the Company's earlier request, Employee will promptly (1) deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material (whether in hard copy, digitally stored, or in any other format or medium) containing or disclosing any Confidential and Proprietary Information of the Company (and will cooperate with the Company to ensure that no electronic copies thereof have been retained in or are retrievable from any personal property not belonging to the Company), and (2) return all Company property issued to Employee or otherwise in Employee's possession or control, including, without limitation, computers and computer equipment, phones and other mobile devices, and digital storage devices. Employee further agrees that any property situated on the Company's premises and owned by the Company, including, but not limited to, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company personnel at any time with or without notice. Prior to leaving, Employee will cooperate with the Company in completing and signing a termination statement.

(d) No Interference with NLRA or Reporting Rights. This Section 3, and all other provisions in this Agreement, are not intended to interfere with or restrain employee communications regarding wages, hours, or other terms and conditions of employment or to otherwise interfere with any rights Employee has under the National Labor Relations Act. This Section 3, and all other provisions in this Agreement, do not prohibit Employee from reporting possible legal violations to the government or from making other disclosures to the government that are protected under federal or state whistleblower provisions.

(e) Defend Trade Secrets Act. Employee is advised that pursuant to the Defend Trade Secrets Act an individual will not be held criminally or civilly liable under any federal

or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. Further, an individual who files a lawsuit alleging retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual's attorney and use the trade secret information in the court proceeding if the individual (1) files any document containing the trade secret under seal and (2) does not otherwise disclose the trade secret, except pursuant to court order. Employee understands that any disclosure by Employee of the Company's trade secrets not done in good faith consistent with the above may subject Employee to substantial damages, including punitive damages and attorneys fees.

(f) Legally Compelled Disclosure. Nothing in this Agreement is intended to prohibit disclosure by Employee of information that is required to be disclosed pursuant to any applicable law, court order, or other governmental body or administrative or other agency. Employee agrees to notify the Company as promptly as reasonably practicable after Employee receives a request for any such disclosure of Confidential and Proprietary Information and agrees, upon request by the Company, to reasonably cooperate (at the Company's expense) with the Company's lawful efforts to challenge or limit such disclosure.

4. Non-Solicitation. Employee agrees to the following non-solicitation covenants during Employees employment with the Company and for one year after employment is terminated for any reason by either party:

(a) Customer Non-Solicitation. Employee shall not, whether directly or indirectly, solicit, communicate with or otherwise contact any of the Company's customers with whom Employee had material contact during Employee's employment with the Company, for the purpose of conducting any business with them which is substantially similar to the business conducted or anticipated to be conducted by the Company during Employee's employment with the Company. "Material contact" means (a) actual contact with customers—such as through the provision of services or sales visits or calls—(b) coming to know confidential information about a Company customer—such as by obtaining pricing and sales information, or (c) directing or coordinating other employees in calling, servicing, or soliciting customers.

(b) Employee Non-Solicitation. Employee shall not, directly or indirectly, solicit or induce—or encourage another entity or person to solicit or induce—any person employed by the Company or any person retained by the Company as an independent contractor with the Company to terminate an employment relationship or contract with the Company.

(c) Interference with Business. Employee shall not, whether directly or indirectly, undertake any act with the intent to disrupt, impair or interfere with the business of the Company in any way, whether by way of interfering with or disrupting its relationships with customers, agents, representatives, contractors, or suppliers, or otherwise.

(d) **Confidential Information and Trade Secret Protection.** Employee warrants that the restrictions in 4 will not prevent Employee from earning a living, and that they are necessary to protect the confidential information and/or trade secrets of the Company, as Employee's solicitation would necessarily involve Employee's use of the Company's confidential information and/or trade secrets.

5. **Protectable Interests.** Employee acknowledges and agrees that (1) complying with the restrictions contained in this Agreement will not prevent Employee from earning a living, and (2) such restrictions are necessary and reasonable (including, without limitation, with respect to geographic scope and duration) to protect the Company's valid interests (including, without limitation, relationships with customers, goodwill, the protection trade secrets and other of Confidential and Proprietary Information, protection from unfair competition, and other protectable interests).

6. **No Conflicting Obligation.** Employee represents that Employee's performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to Employee's employment by the Company. Employee represents and agrees that Employee has not entered into, and will not enter into, any agreement either written or oral in conflict herewith.

7. **Legal and Equitable Remedies.** Employee hereby agrees and acknowledges that any breach or threatened breach of this Agreement by Employee will result in irreparable harm to the Company for which there will be no adequate remedy at law. Consequently, in the event of such breach or attempted breach, the Company shall be entitled to receive an injunction, without bond and without proof of actual damages, to prevent any further breach of this Agreement by Employee and/or obtain other specific performance or equitable relief necessary to enforce the Company's rights under this Agreement, to the fullest extent permissible under applicable law, in addition to all other remedies available in law or at equity.

8. **General Provisions.**

(a) **Governing Law.** The validity, interpretation, construction and performance of this Agreement, is governed by the laws of Texas. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in Travis County, Texas for any lawsuit filed there against Employee by the Company arising from or related to this Agreement.

(b) **Waiver.** A failure to enforce any provision of this Agreement shall not be deemed a waiver of that provision or any other provision. No waiver by either party at any time of any breach of this Agreement by the other party will be deemed a waiver of any preceding or succeeding breach nor shall it be construed as a waiver of any other provisions or conditions of this Agreement. No waiver of any provision of this Agreement shall be effective unless made in writing signed by Employee and, on behalf of the Company, by the Chief Executive Officer, and such waiver shall be

effective only in the specific instance and for the specific purpose stated in the writing. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

(c) **Entire Agreement.** This Agreement sets forth the final, entire, and exclusive understanding of the parties with respect to the subject matter hereof and supersedes and merges all prior agreements of the parties, whether oral or written. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing, and is signed by Employee and, on behalf of the Company, by its Chief Executive Officer.

(d) **Severability; Modification.** If any provision, term, covenant or obligation of this Agreement, or its application, is held invalid, unenforceable, or unlawful, such invalidity, unenforceability or unlawfulness, shall not affect the other provisions, terms, covenants or obligations of this Agreement, or their application, which all shall remain valid and enforceable in full force and effect to the extent permitted by law. Further, if a court or other adjudicative body finds any covenant of this Agreement to be unenforceable with respect to a jurisdiction, the parties agree that the court shall amend such obligations for the protection of Company's business to the minimum extent necessary to render the provision enforceable and that the Agreement shall be enforced within such jurisdiction as so amended.

(e) **No Right to Employment.** Nothing in this Agreement shall be interpreted to confer to Employee any right to be employed by the Company or otherwise interfere in any way with Employee's or Company's right to terminate Employee's employment for any reason or no reason, with or without cause, in accordance with any applicable agreement and governing law.

(f) **Tolling.** If Employee violates the Agreement, the period of restriction as set forth above in 4 and **Error! Reference source not found.**, is tolled during any period of Employee's violation and all restrictions shall automatically be extended by a period of time equal to the period of time the Employee is in violation of any such restrictions, if the Company seeks enforcement after learning of Employee's violation.

(g) **Successors and Assigns.** This Agreement will be binding upon Employee's heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(h) **Survival.** The provisions of this Agreement shall survive the assignment of this Agreement by the Company to any successor in interest or other assignee.

(i) **Section Headings.** The section headings appearing in this Agreement have been inserted for the purpose of convenience and reference only and shall not limit or affect the meaning or interpretation of this Agreement in any way whatsoever.

(j) **Notices.** Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below (or at such other address as the party shall specify in writing by notice delivered in accordance with this Section (j)). Such notice shall be deemed given upon personal delivery to the appropriate address or, if sent by certified or registered mail, 5 days after the date of mailing.

(k) **Notification of New Employer.** In the event that Employee leaves the employ of the Company, to the extent permitted by law, Employee hereby consents to the notification of Employee's new employer of Employee's rights and obligations under this Agreement and acknowledges that Company may send a copy or a redacted copy of this Agreement to Employee's new employer. Employee has carefully read the Agreement and understands and accepts all of its terms.

The parties have duly executed this Agreement effective as of the Effective Date.

ACCEPTED AND AGREED TO:

[signature]

Stephen Hoelscher

Dated: 2/4/2021

ACCEPTED AND AGREED TO:

Amergent Hospitality Group Inc., a Delaware corporation

By: Michael D. Pruitt
Name: Michael D. Pruitt
Its: Chief Executive Officer

Dated: February 4, 2021